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Newell Brands Inc.

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On March 14, 2018, the independent directors of the board of directors of Newell Brands, Inc. (the “Company”) mailed a letter to the Company’s shareholders (the “March 14 Shareholder Letter”) detailing their perspective on the upcoming proxy contest with Martin Franklin and Starboard Value LP. A copy of the March 14 Shareholder Letter and accompanying mailing cover page is attached as Exhibit 1. Also on March 14, 2018, the Company issued a press release regarding the March 14 Shareholder Letter that included the full text of the March 14 Shareholder Letter. A copy of the press release is attached as Exhibit 2. Also on March 14, 2018, the Company emailed all employees of the Company regarding the March 14 Shareholder Letter. A copy of the email sent to employees is attached as Exhibit 3.

Exhibit 1

Attention Newell Brands Shareholder: Important Information Inside

March 14, 2018 Dear Fellow Shareholders: As you may know, Martin Franklin, the former CEO and Chairman of Jarden, the company we acquired in 2016, together with Starboard Value, an activist hedge fund, has nominated 12 candidates to stand for election at our upcoming annual meeting, and in doing so is seeking to take control of your company. Among Starboard’s candidates are Mr. Franklin and Ian Ashken, another former Jarden Board member. Following Newell’s acquisition of Jarden, both became Newell Brands Board members, and remained so until they abruptly resigned, following an unsuccessful attempt to elect Mr. Franklin as Chairman. Mr. Franklin continues to divide his time among his many personal interests and businesses, including his service on four other boards, two of which have designated him as Chairman. He has now decided he wants to lead Newell Brands, too. In January, Mr. Franklin demanded a Board vote to elect himself as Chairman. In doing so, he offered the Board no real substantive plan for the company, other than advocating a return to the old Jarden holding company business model. By a significant majority, the directors at our Board meeting denied his request. Messrs. Franklin and Ashken, along with Domenico De Sole, then resigned. In a statement made at that time that in retrospect has proven to be false, Mr. Franklin said he would turn his attention to his other activities. Instead, we now know Mr. Franklin worked to align with Starboard to try to replace our entire Board and management team. While Starboard and Mr. Franklin have not yet produced plans to create shareholder value, their rumored approach would copy the model used on the legacy Jarden business, which relied upon an acquisition-led strategy during an entirely different retail, interest rate and acquisition value environment. They plan to replace Mr. Polk as CEO with James Lillie — who served as CEO of Jarden prior to the acquisition — for at least some period of time. Mr. Lillie has never run a business as large or complex as Newell Brands, has never integrated a portfolio of this size, and has never led a cost transformation as significant as the one currently underway. This simplistic approach vastly underestimates the changes that have occurred within the company and in the marketplace and is highly risky. A back-to-the-future approach that dramatically underestimates the value of investment behind brands and eCommerce will simply not work in markets changing as rapidly as our markets are changing today. Mr. Franklin’s Self-Fulfilling Prophecy Mr. Franklin and Starboard’s criticisms about the Newell Brands Board departures, which they attribute to “governance” concerns, are nearly entirely the direct result of Mr. Franklin’s own actions. Messrs. Franklin and Ashken abruptly left the Board, apparently convincing Mr. De Sole to support their plans to secure activist support when it became clear they would not be able to bring the Board to their point of view. Ms. L’Esperance, a former Jarden Director with longstanding ties to Messrs. Franklin and Ashken, left the Board given the inherently conflicted situation their departure and subsequent hostile actions created for her. In the case of the most recent departure, Kevin Conroy advised the company that he needed to resign, reluctantly, due to pressure from unnamed sources. In fact, as recently as February, Mr. Conroy noted in an email to the Board his strong desire to continue to serve as a director. In March, Mr. Conroy explained the difficulty he faced in deciding to resign. Through all of this turmoil, put in motion by Mr. Franklin’s actions, the only poor governance that has taken place relates to the decisions of those Directors who were unsuccessful in making their case to the rest of the Board, abruptly resigned their duties, and somehow secured activist support on the very day their resignations were made public. It is worth noting here that, during Mr. Franklin‘s time leading Jarden Corporation, Mr. Franklin and his company were not recognized as governance role models. Corporate governance experts and his own shareholders regularly 1 criticized Mr. Franklin’s compensation. In 2014 and 2015, Jarden’s shareholders barely approved Jarden’s executive compensation program, with only 55% and 54% positive say-on-pay votes, respectively, a level of support reflecting poor pay practices in the view of proxy advisory firms. At the time of the company’s acquisition of Jarden, twice as many of Jarden’s shareholders voted against Mr. Franklin’s change of control bonuses (a “golden parachute”) as voted to support them. He was ultimately paid almost $180 million in golden parachute payments beyond his equity ownership. In 2016, advisory firm Institutional Shareholder Services stated, “[T]he sheer magnitude of [Jarden Named Executive Officer] golden parachute payments, at nearly $386 million collectively and $180 million for Founder/Executive Chair [Martin] Franklin alone, is concerning and constitutes potential windfall compensation not linked to enhanced shareholder value.”i As part of the transaction Mr. Franklin also insisted upon additional compensation in the form of $4 million a year in consultant fees for himself, Mr. Ashken, and Mr. Lillie, which they continue to collect. Since the close of the deal, Mr. Franklin has liquidated approximately 70% of the Newell Brands stake that he acquired in the sale of Jarden to Newell Brands at a significant profit.ii By contrast, senior leaders at Newell Brands have been buying shares during this period. Mr. Franklin and Starboard:    Where is Your Plan for Value? Mr. Franklin and Starboard are requesting that shareholders trust them to develop a better plan to create value than your current Board and management team. Yet neither Mr. Franklin nor Starboard has produced even an outline of a plan to deliver any sustainable value creation. Indeed, prior to giving notice of the attempt to take over the company through its board nominations, Starboard did not once approach management or the Board to seek engagement or better understand our performance or the environment in which we are operating. Instead, Starboard apparently adopted Mr. Franklin’s description of recent events and the company’s performance without question. Why should Newell Brands’ shareholders be burdened with the significant risk of Starboard’s missing plan? Newell Brands is already executing a value-creating transformation plan — a plan that received the unanimous support of your Board members at the time, including Ms. L’Esperance and Mr. Conroy. The Newell Brands management team, led by CEO Michael Polk, has a strong track record of performance. For 25 quarters, they have met or exceeded earnings expectations in all but the past two. Additionally, since Mr. Polk was announced as CEO in 2011, the company has delivered total shareholder return of 108%, well above our peer group average.iii The Board and management team recognize that Newell Brands’ recent performance has fallen short of expectations. This team understands that the company must do more to perform and match the speed of change in the retail market. The retail industry is facing sector-wide challenges, and the entire Newell Brands team, from top to bottom, is working tirelessly and with urgency to make improvements. The Board believes this expert management team, which comprises some of the most talented, hardworking leaders in the consumer products industry, is far better equipped to adapt to the rapidly evolving retail environment than any alternative Mr. Franklin could suggest. Newell Brands currently finds itself at a critical inflection point — both internally as margin and cash flow growth materializes and externally as we navigate the unprecedented change in consumer purchasing behavior and the consequent impact in the retail landscape. The current environment is one that an organization under Mr. Franklin and his affiliates is not equipped to handle, much less succeed in, given their lack of experience managing a company with the scale and complexity of Newell Brands. We believe that discontinuity and disruption will weaken the company’s ability to respond to the challenges the business faces. Absent any strategy whatsoever, we must only presume that Mr. Franklin and Starboard’s intent is to undo years of proven organizational progress and unravel an integration plan that we, including all of your former Board members, Mr. Franklin, Mr. Ashken, Mr. De Sole, Ms. L’Esperance, and Mr. Conroy unconditionally supported at the time of the Jarden acquisition and consistently supported thereafter until late 2017. 2

Newell Brands is Fully Committed to its Accelerated Transformation Plan We have a clear plan in place to position Newell Brands to succeed in these dynamic times, which the Board and management team carefully considered and evaluated. Here’s what we are doing:    We are simplifying our company, de-levering our balance sheet and accelerating returns to shareholders.    Our accelerated transformation plan will enable us to focus on the portions of our portfolio best positioned to leverage our competitively advantaged product design and eCommerce capabilities and build our brands in a way that our competitors simply cannot.    This simplification is also intended to make us more efficient and generate savings. These expected savings will fund growth and also strengthen margins, accruing to shareholders in competitive levels of earnings and cash flow growth.    Our divestiture plan is expected to generate approximately $6 billion in net proceeds after taxes, following the successful execution in 2017 of eight divestitures at 12x EBITDA in aggregate; these proceeds will be used to deleverage the balance sheet to our targeted range while simultaneously returning value to shareholders in the form of dividends and share repurchases.    We are expanding our eCommerce capabilities to take advantage of changing consumer habits.    We are deploying our exceptional design, innovation, insights and marketing firepower across our entire portfolio to expand our market share, grow our categories and extend our relative advantage.    We are leveraging the environmental, social and governance leadership Newell Rubbermaid had established not just to attract important customer groups but to protect our reputation and extend our commitment to sustainability. We believe this plan positions Newell Brands to generate short term value as well as emerge simpler, faster and stronger in the long term. In fact, while Mr. Franklin and Mr. Ashken have been selling most of their shares in Newell Brands, members of our management team — including our CEO — have been buying shares in the open market. We are committed to this company’s future not just with our words, but with our wallets. We have stayed and we have bought. We Are Acting with Confidence, Experience and Urgency There is much work to be done at Newell Brands, but we are on track to deliver the performance our shareholders expect from this team. Your Newell Brands Board is highly engaged, deeply committed, and is holding management accountable to deliver results — quickly. Ask yourself — do you truly believe Mr. Franklin and his affiliates will deliver the most value for all Newell Brands shareholders? Or do you believe in a Board and management team that has delivered for you in the past and remains well positioned to do so again? We are very optimistic about our future. We believe that no one who has analyzed our business can deny we have succeeded in building an incredible value opportunity. Looking forward, the Board and management team are committed to executing our transformation plan to improve operational performance and enhance value for all shareholders. Newell Brands Shareholders:    No Action is Required at this Time Newell Brands will soon be providing you with its 2018 proxy statement and WHITE proxy card as well as additional information about our accelerated transformation plan, including details regarding the company’s slate of independent director nominees. You’ll also soon be receiving materials from Starboard and Mr. Franklin. We ask that you take no action in response to Starboard’s mailing and discard all BLUE proxy cards or voting instruction forms you may receive. In the meantime, if you would like additional information or have questions on how to vote Newell Brands’ WHITE proxy, feel free to reach out to our proxy solicitor, Morrow Sodali, toll-free at (800) 662.5200 or by e-mail at NWLinfo@morrowsodali.com As a Newell Brands shareholder, your views are important. Thank you for your continued support. Sincerely, The Independent Directors of Newell Brands 3

If you have any questions or require assistance in voting your WHITE proxy card, please contact our proxy solicitor: (800) 662-5200    /    NWLinfo@morrowsodali.com 509 Madison Avenue Suite 1608 New York, NY 10022 Additional Information In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the shareholders of record entitled to vote at the 2018 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel, or by contacting Newell Brands’ proxy solicitor, Morrow Sodali at (800) 662-5200 or at NWLinfo@ morrowsodali.com. Participants in Solicitation The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2018 Annual Meeting. The participants in the solicitation of proxies in connection with the 2018 Annual Meeting are currently anticipated to be the Company, Thomas E. Clarke, Scott S. Cowen, Michael T. Cowhig, James R. Craigie, Debra A. Crew, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, Raymond G. Viault, Ralph Nicoletti, Mark S. Tarchetti, William A. Burke, Bradford Turner, Nancy O’Donnell and Sofya Tsinis. As of the date hereof, Dr. Clarke beneficially owns 64,358 shares of common stock of the Company, par value $1.00 (the “Common Stock”), which includes 64 shares owned through a family foundation and 366 shares held in an irrevocable trust. Dr. Cowen beneficially owns 89,103 shares of Common Stock, which includes 1,220 shares owned by Dr. Cowen’s wife. Mr. Cowhig beneficially owns 63,710 shares of Common Stock. Mr. Craigie beneficially owns 3,175 shares of Common Stock, which includes 1,594 shares held in trusts, 797 shares each, for the benefit of Mr. Craigie’s children. Ms. Crew beneficially owns 30 shares of Common Stock. Mr. Polk beneficially owns 1,353,392 shares of Common Stock, which includes 225,872 shares of Common Stock issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days and includes 332,925 shares held in grantor retained annuity trusts for the benefit of Mr. Polk’s children and 47,303 shares held in trust by Mr. Polk’s wife. Mr. Strobel beneficially owns 50,707 shares of Common Stock. Mr. Todman beneficially owns 54,949 shares of Common Stock. Mr. Viault beneficially owns 84,479 shares of Common Stock. Mr. Nicoletti beneficially owns 14,788 shares of Common Stock, which includes 25 shares held in a revocable trust by Mr. Nicoletti’s wife, 193 shares in an IRA and 14,570 held in a revocable trust. Mr. Tarchetti beneficially owns 260,949 shares of Common Stock. Mr. Burke beneficially owns 175,046 shares of Common Stock. Mr. Turner beneficially owns 14,134 shares of Common Stock. Ms. O’Donnell beneficially owns 6,855 shares of Common Stock. As of the date hereof, Ms. Sprieser and Ms. Tsinis do not beneficially own any shares of Common Stock. Certain information concerning these participants is also set forth in the Company’s definitive proxy statement, dated March 30, 2017, for its 2017 annual meeting of shareholders as filed with the SEC on Schedule 14A and the Company’s Current Reports, dated August 24, 2017, January 21, 2018, February 16, 2018 and February 22, 2018, as filed with the SEC on Form 8-K. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2018 Annual Meeting and other relevant materials will be filed with the SEC when they become available. Caution Concerning Forward-Looking Statements Statements in this press release other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, and other initiatives referenced in this release. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:    uncertainties regarding future actions that may be taken by Starboard in furtherance of its stated intention to nominate director candidates for election at Newell Brands’ 2018 Annual Meeting;    potential operational disruption caused by Starboard’s actions that may make it more difficult to maintain relationships with customers, employees or suppliers;    the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;    competition with other manufacturers and distributors of consumer products;    major retailers’ strong bargaining power and consolidation of the Company’s customers;    the Company’s ability to improve productivity, reduce complexity and streamline operations;    the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;    risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;    the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;    the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;    changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;    the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;    a failure of one of the Company’s key information technology systems or related controls;    future events that could adversely affect the value of the Company’s assets and require impairment charges;    the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;    the potential inability to attract, retain and motivate key employees;    the resolution of tax contingencies resulting in additional tax liabilities;    product liability, product recalls or related regulatory actions;    the Company’s ability to protect its intellectual property rights;    significant increases in the funding obligations related to the Company’s pension plans; and    other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K. The information contained in this press release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments. I Permission to use quotes neither sought nor obtained. Emphasis added. ii Calculated using Company records with respect to Mr. Franklin’s shareholdings following the Company’s acquisition of Jarden in 2016 and publicly available sales information. iii Reflects period beginning June 23, 2011 and ending on February 8, 2018. Calculated using the following peer group, which delivered an average total shareholder return of 86%: Church & Dwight Co., Inc., The Clorox Company, Colgate-Palmolive Company, Dorel Industries Inc., Edgewell Personal Care Company, Kimberly-Clark Corporation, Mattel, Inc., The Procter & Gamble Company, Reckitt Benckiser Group PLC (ADRs), Unilever PLC (ADRs), and Whirlpool Corporation.

Exhibit 2

News Release

Newell Brands Independent Directors Issue Open Letter to Shareholders

HOBOKEN, NJ – March 14, 2018 – Newell Brands (NYSE: NWL) (the “Company” or “Newell Brands”) today mailed a letter to shareholders from the independent members of its Board of Directors detailing their perspective on the upcoming proxy contest with Martin Franklin and his affiliates, under the banner of Starboard Value, LP (together with its affiliates, “Starboard”).

The full text of the letter follows:

Dear Fellow Shareholders:

As you may know, Martin Franklin, the former CEO and Chairman of Jarden, the company we acquired in 2016, together with Starboard Value, an activist hedge fund, has nominated 12 candidates to stand for election at our upcoming annual meeting, and in doing so is seeking to take control of your company.

Among Starboard’s candidates are Mr. Franklin and Ian Ashken, another former Jarden Board member. Following Newell’s acquisition of Jarden, both became Newell Brands Board members, and remained so until they abruptly resigned, following an unsuccessful attempt to elect Mr. Franklin as Chairman.

Mr. Franklin continues to divide his time among his many personal interests and businesses, including his service on four other boards, two of which have designated him as Chairman. He has now decided he wants to lead Newell Brands, too. In January, Mr. Franklin demanded a Board vote to elect himself as Chairman. In doing so, he offered the Board no real substantive plan for the company, other than advocating a return to the old Jarden holding company business model. By a significant majority, the directors at our Board meeting denied his request. Messrs. Franklin and Ashken, along with Domenico De Sole, then resigned. In a statement made at that time that in retrospect has proven to be false, Mr. Franklin said he would turn his attention to his other activities. Instead, we now know Mr. Franklin worked to align with Starboard to try to replace our entire Board and management team.

While Starboard and Mr. Franklin have not yet produced plans to create shareholder value, their rumored approach would copy the model used on the legacy Jarden business, which relied upon an acquisition led strategy during an entirely different retail, interest rate and acquisition value environment. They plan to replace Mr. Polk as CEO with James Lillie – who served as CEO of Jarden prior to the acquisition – for at least some period of time. Mr. Lillie has never run a business as large or complex as Newell Brands, has never integrated a portfolio of this size, and has never led a cost transformation as significant as the one currently underway. This simplistic approach vastly underestimates the changes that have occurred within the company and in the marketplace and is highly risky. A back-to-the-future approach that dramatically underestimates the value of investment behind brands and eCommerce will simply not work in markets changing as rapidly as our markets are changing today.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

1

News Release

Mr. Franklin’s Self-Fulfilling Prophecy

Mr. Franklin and Starboard’s criticisms about the Newell Brands Board departures, which they attribute to “governance” concerns, are nearly entirely the direct result of Mr. Franklin’s own actions. Messrs. Franklin and Ashken abruptly left the Board, apparently convincing Mr. De Sole to support their plans to secure activist support when it became clear they would not be able to bring the Board to their point of view. Ms. L’Esperance, a former Jarden Director with longstanding ties to Messrs. Franklin and Ashken, left the Board given the inherently conflicted situation their departure and subsequent hostile actions created for her. In the case of the most recent departure, Kevin Conroy advised the company that he needed to resign, reluctantly, due to pressure from unnamed sources. In fact, as recently as February, Mr. Conroy noted in an email to the Board his strong desire to continue to serve as a director. In March, Mr. Conroy explained the difficulty he faced in deciding to resign.

Through all of this turmoil, put in motion by Mr. Franklin’s actions, the only poor governance that has taken place relates to the decisions of those Directors who were unsuccessful in making their case to the rest of the Board, abruptly resigned their duties, and somehow secured activist support on the very day their resignations were made public.

It is worth noting here that, during Mr. Franklin‘s time leading Jarden Corporation, Mr. Franklin and his company were not recognized as governance role models. Corporate governance experts and his own shareholders regularly criticized Mr. Franklin’s compensation. In 2014 and 2015, Jarden’s shareholders barely approved Jarden’s executive compensation program, with only 55% and 54% positive say-on-pay votes, respectively, a level of support reflecting poor pay practices in the view of proxy advisory firms.

At the time of the company’s acquisition of Jarden, twice as many of Jarden’s shareholders voted against Mr. Franklin’s change of control bonuses (a “golden parachute”) as voted to support them. He was ultimately paid almost $180 million in golden parachute payments beyond his equity ownership.

In 2016, advisory firm Institutional Shareholder Services stated, “[T]he sheer magnitude of [Jarden Named Executive Officer] golden parachute payments, at nearly $386 million collectively and $180 million for Founder/Executive Chair [Martin] Franklin alone, is concerning and constitutes potential windfall compensation not linked to enhanced shareholder value.”i

As part of the transaction Mr. Franklin also insisted upon additional compensation in the form of $4 million a year in consultant fees for himself, Mr. Ashken, and Mr. Lillie, which they continue to collect.

Since the close of the deal, Mr. Franklin has liquidated approximately 70% of the Newell Brands stake that he acquired in the sale of Jarden to Newell Brands at a significant profit.ii By contrast, senior leaders at Newell Brands have been buying shares during this period.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

2

News Release

Mr. Franklin and Starboard: Where is Your Plan for Value?

Mr. Franklin and Starboard are requesting that shareholders trust them to develop a better plan to create value than your current Board and management team. Yet neither Mr. Franklin nor Starboard has produced even an outline of a plan to deliver any sustainable value creation.

Indeed, prior to giving notice of the attempt to take over the company through its board nominations, Starboard did not once approach management or the Board to seek engagement or better understand our performance or the environment in which we are operating. Instead, Starboard apparently adopted Mr. Franklin’s description of recent events and the company’s performance without question.

Why should Newell Brands’ shareholders be burdened

with the significant risk of Starboard’s missing plan?

Newell Brands is already executing a value-creating transformation plan—a plan that received the unanimous support of your Board members at the time, including Ms. L’Esperance and Mr. Conroy. The Newell Brands management team, led by CEO Michael Polk, has a strong track record of performance. For 25 quarters, they have met or exceeded earnings expectations in all but the past two. Additionally, since Mr. Polk was announced as CEO in 2011, the company has delivered total shareholder return of 108%, well above our peer group average.iii

The Board and management team recognize that Newell Brands’ recent performance has fallen short of expectations. This team understands that the company must do more to perform and match the speed of change in the retail market. The retail industry is facing sector-wide challenges, and the entire Newell Brands team, from top to bottom, is working tirelessly and with urgency to make improvements.

The Board believes this expert management team, which comprises some of the most talented, hardworking leaders in the consumer products industry, is far better equipped to adapt to the rapidly evolving retail environment than any alternative Mr. Franklin could suggest. Newell Brands currently finds itself at a critical inflection point – both internally as margin and cash flow growth materializes and externally as we navigate the unprecedented change in consumer purchasing behavior and the consequent impact in the retail landscape. The current environment is one that an organization under Mr. Franklin and his affiliates is not equipped to handle, much less succeed in, given their lack of experience managing a company with the scale and complexity of Newell Brands. We believe that discontinuity and disruption will weaken the company’s ability to respond to the challenges the business faces.

Absent any strategy whatsoever, we must only presume that Mr. Franklin and Starboard’s intent is to undo years of proven organizational progress and unravel an integration plan that we, including all of your former Board members, Mr. Franklin, Mr. Ashken, Mr. De Sole, Ms. L’Esperance, and Mr. Conroy, unconditionally supported at the time of the Jarden acquisition and consistently supported thereafter until late 2017.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

3

News Release

Newell Brands is Fully Committed to its Accelerated Transformation Plan

We have a clear plan in place to position Newell Brands to succeed in these dynamic times, which the Board and management team carefully considered and evaluated. Here’s what we are doing:

•	We are simplifying our company, de-levering our balance sheet and accelerating returns to shareholders.

•	Our accelerated transformation plan will enable us to focus on the portions of our portfolio best positioned to leverage our competitively advantaged product design and eCommerce capabilities and build our brands in a way that our competitors simply cannot.

•	This simplification is also intended to make us more efficient and generate savings. These expected savings will fund growth and also strengthen margins, accruing to shareholders in competitive levels of earnings and cash flow growth.

•	Our divestiture plan is expected to generate approximately $6 billion in net proceeds after taxes, following the successful execution in 2017 of eight divestitures at 12x EBITDA in aggregate; these proceeds will be used to deleverage the balance sheet to our targeted range while simultaneously returning value to shareholders in the form of dividends and share repurchases.

•	We are expanding our eCommerce capabilities to take advantage of changing consumer habits.

•	We are deploying our exceptional design, innovation, insights and marketing firepower across our entire portfolio to expand our market share, grow our categories and extend our relative advantage.

•	We are leveraging the environmental, social and governance leadership Newell Rubbermaid had established not just to attract important customer groups but to protect our reputation and extend our commitment to sustainability.

We believe this plan positions Newell Brands to generate short term value as well as emerge simpler, faster and stronger in the long term. In fact, while Mr. Franklin and Mr. Ashken have been selling most of their shares in Newell Brands, members of our management team—including our CEO—have been buying shares in the open market. We are committed to this company’s future not just with our words, but with our wallets. We have stayed and we have bought.

We Are Acting with Confidence, Experience and Urgency

There is much work to be done at Newell Brands, but we are on track to deliver the performance our shareholders expect from this team. Your Newell Brands Board is highly engaged, deeply committed, and is holding management accountable to deliver results – quickly.

Ask yourself – do you truly believe Mr. Franklin and his affiliates will deliver the most value for all

Newell Brands shareholders?

Or do you believe in a Board and management team that has delivered for you in the past and remains well positioned to do so again?

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

4

News Release

We are very optimistic about our future. We believe that no one who has analyzed our business can deny we have succeeded in building an incredible value opportunity. Looking forward, the Board and management team are committed to executing our transformation plan to improve operational performance and enhance value for all shareholders.

Newell Brands Shareholders: No Action is Required at this Time

Newell Brands will soon be providing you with its 2018 proxy statement and WHITE proxy card as well as additional information about our accelerated transformation plan, including details regarding the company’s slate of independent director nominees. You’ll also soon be receiving materials from Starboard and Mr. Franklin. We ask that you take no action in response to Starboard’s mailing and discard all BLUE proxy cards or voting instruction forms you may receive.

In the meantime, if you would like additional information or have questions on how to vote Newell Brands’ WHITE proxy, feel free to reach out to our proxy solicitor, Morrow Sodali, toll-free at (800) 662-5200 or by e-mail at NWLinfo@morrowsodali.com

As a Newell Brands shareholder, your views are important. Thank you for your continued support.

Sincerely,

The Independent Directors of Newell Brands

/s/

Goldman Sachs & Co. and Deutsche Bank Securities Inc. are acting as financial advisors to Newell Brands, and Jones Day is acting as legal counsel.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Additional Information

In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the shareholders of record entitled to vote at the 2018 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

5

News Release

DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel, or by contacting Newell Brands’ proxy solicitor, Morrow Sodali at (800) 662-5200 or at NWLinfo@morrowsodali.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2018 Annual Meeting. The participants in the solicitation of proxies in connection with the 2018 Annual Meeting are currently anticipated to be the Company, Thomas E. Clarke, Scott S. Cowen, Michael T. Cowhig, James R. Craigie, Debra A. Crew, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, Raymond G. Viault, Ralph Nicoletti, Mark S. Tarchetti, William A. Burke, Bradford Turner, Nancy O’Donnell and Sofya Tsinis.

As of the date hereof, Dr. Clarke beneficially owns 64,358 shares of common stock of the Company, par value $1.00 (the “Common Stock”), which includes 64 shares owned through a family foundation and 366 shares held in an irrevocable trust. Dr. Cowen beneficially owns 89,103 shares of Common Stock, which includes 1,220 shares owned by Dr. Cowen’s wife. Mr. Cowhig beneficially owns 63,710 shares of Common Stock. Mr. Craigie beneficially owns 3,175 shares of Common Stock, which includes 1,594 shares held in trusts, 797 shares each, for the benefit of Mr. Craigie’s children. Ms. Crew beneficially owns 30 shares of Common Stock. Mr. Polk beneficially owns 1,353,392 shares of Common Stock, which includes 225,872 shares of Common Stock issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days and includes 332,925 shares held in grantor retained annuity trusts for the benefit of Mr. Polk’s children and 47,303 shares held in trust by Mr. Polk’s wife. Mr. Strobel beneficially owns 50,707 shares of Common Stock. Mr. Todman beneficially owns 54,949 shares of Common Stock. Mr. Viault beneficially owns 84,479 shares of Common Stock. Mr. Nicoletti beneficially owns 14,788 shares of Common Stock, which includes 25 shares held in a revocable trust by Mr. Nicoletti’s wife, 193 shares in an IRA and 14,570 held in a revocable trust. Mr. Tarchetti beneficially owns 260,949 shares of Common Stock. Mr. Burke beneficially owns 175,046 shares of Common Stock. Mr. Turner beneficially owns 14,134 shares of Common Stock. Ms. O’Donnell beneficially owns 6,855 shares of Common Stock. As of the date hereof, Ms. Sprieser and Ms. Tsinis do not beneficially own any shares of Common Stock.

Certain information concerning these participants is also set forth in the Company’s definitive proxy statement, dated March 30, 2017, for its 2017 annual meeting of shareholders as filed with the SEC on Schedule 14A and the Company’s Current Reports, dated August 24, 2017, January 21, 2018, February 16, 2018 and February 22, 2018, as filed with the SEC on Form 8-K. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2018 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

6

News Release

Caution Concerning Forward-Looking Statements

Statements in this press release other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, and other initiatives referenced in this release. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	uncertainties regarding future actions that may be taken by Starboard in furtherance of its stated intention to nominate director candidates for election at Newell Brands’ 2018 Annual Meeting;

•	potential operational disruption caused by Starboard’s actions that may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

7

News Release

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this press release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Contacts:

Investors:	Media:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and Corporate	Director, External
Communications	Communications
+1 (201) 610-6857	+1 (551) 574-8031
nancy.odonnell@newellco.com	michael.sinatra@newellco.com

or	or

Charlie Koons / Mike Verrechia	Joele Frank/Jim Golden / Ed Trissel
Morrow Sodali	Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 300-2473	+1 (212) 355-4449
NWLinfo@morrowsodali.com	ETrissel@joelefrank.com

[i]	Permission to use quotes neither sought nor obtained. Emphasis added.
ii	Calculated using Company records with respect to Mr. Franklin’s shareholdings following the Company’s acquisition of Jarden in 2016 and publicly available sales information.
iii	Reflects period beginning June 23, 2011 and ending on February 8, 2018. Calculated using the following peer group, which delivered an average total shareholder return of 86%: Church & Dwight Co., Inc., The Clorox Company, Colgate-Palmolive Company, Dorel Industries Inc., Edgewell Personal Care Company, Kimberly-Clark Corporation, Mattel, Inc., The Procter & Gamble Company, Reckitt Benckiser Group PLC (ADRs), Unilever PLC (ADRs), and Whirlpool Corporation.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600

8

Exhibit 3

From: Employee Communications

Date: March 14, 2018 at 8:28:26 AM EDT

To: All Employees Globally

Subject: Newell Brands Independent Directors Issue Open Letter

March 14, 2018

Colleagues,

Today, the independent Directors of Newell Brands publicly issued an open letter to all Newell Brands shareholders. Those interested can read the Directors’ letter in full here.

As always, it’s important for us to speak with one voice. If you receive any inquiries from analysts or investors, please forward them to Nancy O’Donnell at 201-610-6807 or Nancy.ODonnell@newellco.com, and please forward any inquiries from press or other outside parties to Michael Sinatra at 551-574-8031 or Michael.Sinatra@newellco.com.

Additional Information

In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the shareholders of record entitled to vote at the 2018 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel, or by contacting Newell Brands’ proxy solicitor, Morrow Sodali at (800) 662-5200 or at NWLinfo@morrowsodali.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2018 Annual Meeting. The participants in the solicitation of proxies in connection with the 2018 Annual Meeting are currently anticipated to be the Company, Thomas E. Clarke, Scott S. Cowen, Michael T. Cowhig, James R. Craigie, Debra A. Crew, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, Raymond G. Viault, Ralph Nicoletti, Mark S. Tarchetti, William A. Burke, Bradford Turner, Nancy O’Donnell and Sofya Tsinis.

As of the date hereof, Dr. Clarke beneficially owns 64,358 shares of common stock of the Company, par value $1.00 (the “Common Stock”), which includes 64 shares owned through a family foundation and 366 shares held in an irrevocable trust. Dr. Cowen beneficially owns 89,103 shares of Common Stock, which includes 1,220 shares owned by Dr. Cowen’s wife. Mr. Cowhig beneficially owns 63,710 shares of Common Stock. Mr. Craigie beneficially owns 3,175 shares of Common Stock, which includes 1,594 shares held in trusts, 797 shares each, for the benefit of Mr. Craigie’s children. Ms. Crew beneficially owns 30 shares of Common Stock. Mr. Polk beneficially owns 1,353,392 shares of Common Stock, which includes 225,872 shares of Common Stock issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days and includes 332,925 shares held in grantor retained annuity trusts for the benefit of Mr. Polk’s children and 47,303 shares held in trust by Mr. Polk’s wife. Mr. Strobel beneficially owns 50,707 shares of Common Stock. Mr. Todman beneficially owns 54,949 shares of Common Stock. Mr. Viault beneficially owns 84,479 shares of Common Stock. Mr. Nicoletti beneficially owns 14,788 shares of Common Stock, which includes 25 shares held in a revocable trust by Mr. Nicoletti’s wife, 193 shares in an IRA and 14,570 held in a revocable trust. Mr. Tarchetti beneficially owns 260,949 shares of Common Stock. Mr. Burke beneficially owns 175,046 shares of Common Stock. Mr. Turner beneficially owns 14,134 shares of Common Stock. Ms. O’Donnell beneficially owns 6,855 shares of Common Stock. As of the date hereof, Ms. Sprieser and Ms. Tsinis do not beneficially own any shares of Common Stock.

Certain information concerning these participants is also set forth in the Company’s definitive proxy statement, dated March 30, 2017, for its 2017 annual meeting of shareholders as filed with the SEC on Schedule 14A and the Company’s Current Reports, dated August 24, 2017, January 21, 2018, February 16, 2018 and February 22, 2018, as filed with the SEC on Form 8-K. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2018 Annual Meeting and other relevant materials will be filed with the SEC when they become available.